Exhibit 10.9









               THE ZURICH FINANCIAL SERVICES GROUP
                LONG TERM PERFORMANCE SHARE PLAN
                     FOR SELECTED EXECUTIVES









   As adopted by resolution of the Board of Directors of Zurich Financial
                   Services on September 2, 1998.

                           CONTENTS


Clause                                                                    Page

1.  PURPOSE...............................................................  1

2.  ESTABLISHMENT OF SUB-PLANS............................................  1

3.  ELIGIBILITY...........................................................  1

4.  PERFORMANCE TERMS.....................................................  1

5.  TERMINATION OF EMPLOYMENT.............................................  2

6.  TRANSFERS AND PROMOTIONS..............................................  3

7.  GRANT OF AWARDS.......................................................  3

8.  CHANGE OF CONTROL AND LIQUIDATION.....................................  4

9.  ADJUSTMENT OF AWARD...................................................  4

10. OVERALL LIMITS........................................................  4

11. ADMINISTRATION........................................................  4

12. AMENDMENT.............................................................  4

13. GENERAL...............................................................  5

APPENDIX 1................................................................  6

APPENDIX 2................................................................  8

APPENDIX 3................................................................  9

DEFINITIONS............................................................... 11

                 RULES OF THE ZURICH FINANCIAL SERVICES GROUP
                      LONG TERM PERFORMANCE SHARE PLAN
                          FOR SELECTED EXECUTIVES



PURPOSE

1. The Zurich Financial Services ("Zurich") Group Long Term Performance Share Plan for Selected Executives is a plan for encouraging organizational performance with the purpose of:

(a) strengthening the focus of key executives of Zurich Group on planning, developing, leading and controlling the Group's long-term business strategies;
     (b) focusing management's attention on shareholders, analysts and potential investor's interests;
     (c)  sharing entrepreneurial reward and risk;
     (d) strengthening the alignment between executive rewards and the creation of shareholder value; and
     (e)  attracting, motivating and retaining world-class executive talent.

     The overall objective of the plan is intended to focus the attention of the key executive group on the main financial issues essential to achieving long-term business success and the creation of shareholder value.

     The Plan is the framework for long term performance awards at the Group and Business Unit levels and focuses on the underlying drivers of long term shareholder value.

     The Shares over which Awards are granted under the Plan and any Sub-Plans will be provided through the Central Share Vehicle which may subscribe Shares from Allied Zurich and Zurich Allied or purchase such Shares on any relevant stock exchange where the Shares are traded.

ESTABLISHMENT OF SUB-PLANS

2. The Committee of a Business Unit may establish with the prior approval of the Group Chief Executive Officer a Sub-Plan to the Plan for selected executives of that Business Unit provided that:

     (a) the terms of any such Sub-Plan are substantially based on the basic principles of the Plan modified as appropriate to take account of tax, securities and trust laws and exchange control requirements and local practices in the countries in which Executives are resident; and

     (b) the number of new Shares that may be issued (including to the Central Share Vehicle) pursuant to the Sub-Plan shall count against the limits in Appendix 1.

ELIGIBILITY

3. Positions eligible for participation in the Plan will be agreed annually by the Committee. Participants for each Performance Period will be newly defined each year and accordingly an individual has no contractual entitlement to ongoing participation in the Plan or to be granted an Award.

PERFORMANCE TERMS

4.1 The Committee will determine for each Performance Period, and a Participant shall be notified of, the terms and conditions on which an Award will be made. The setting of appropriate performance objectives is critical to the success of the Plan. The Group Chief Executive Officer will therefore establish guidelines to assure consistency in the application of performance criteria and goals in the Group.

4.2 The Committee will also set for each Participant a target number of Shares to be awarded if target performance is achieved. In setting the target number, consideration shall be given to the Participant's position and level of responsibility, to local market conditions and the extent of the Participant's participation in other long term incentive programs of the Group.

4.3 The actual number of Shares over which Awards are granted to the Participants after the completion of the Performance Period will depend on the extent to which the performance conditions are met over the Performance Period. At the end of a performance period, the Committee will assess the performance achieved during that period and will calculate the number of Shares which are awarded. No Award shall be made unless the minimum performance level is satisfied.

4.4 The maximum number of Shares over which an Award may be granted is 200% of the target Shares.

4.5 The Award may be increased or reduced by 25% if the Committee considers that special or unusual circumstances have occurred which have affected the performance achievement. If the Award is in respect of Share Baskets the number of Allied Zurich Shares and Zurich Allied Shares shall be adjusted proportionately.

4.6 Unless the Committee decides otherwise, the average of the Market Values over the first month of the Performance Period of the maximum number of Shares over which a Participant may be granted an Award shall not exceed an amount equal to 100% of his annual salary at the start of the Performance Period.

4.7 Until the Award Date, the Participant shall have no dividend, voting or other rights commonly enjoyed by a beneficial owner of shares.

TERMINATION OF EMPLOYMENT

5.1 If the Participant ceases to be an employee of a member of the Group at any time before the end of the Performance Period for any reason other than one stated in 5.2 and 5.3 below, his participation in the Plan shall cease and he shall not receive an Award for that Performance Period.

5.2 In the event that the Participant ceases to be an employee of the Group before the end of the Performance Period by reason of:

     (a)  retirement at or after his normal retirement age;

     (b)  injury, disability or ill-health (as agreed by the Committee);

     (c)  early retirement (as agreed by the Committee); or

     (d) any other reason than one stated in this rule 5.2 and rule 5.3, which the Committee so decides in its absolute discretion, the Participant shall be granted an Award for that Performance Period after the end of the Performance Period subject to rule 7 and the number of Shares in the Award shall be calculated according to the performance achieved up to the end of the Performance Period but pro rated according to the length of the Participant's service during the relevant Performance Period.

5.3 In the event that the Participant ceases to be an employee of the Group before the end of the Performance Period by reason of death he shall be granted an Award and the Shares in the Award shall be based on an assessment by the Committee of the performance achieved up to the date of death and the Shares shall be transferred to his personal representatives or designated beneficiary or any other person who has power over his estate within the period of six months from such date.

TRANSFERS AND PROMOTIONS

6.1 If the Participant is transferred to a position in the Group which is ineligible for participation in the Plan or Sub-Plan at a time when he has more than 24 months of participation in any long term incentive arrangement in the Group, he shall be granted an Award for each Performance Period in which he was participating at the time of the transfer. The Award will be pro rated.

6.2 If a Participant is promoted and/or transferred during the Performance Period from a position in a Business Unit which is eligible for participation in the Plan or Sub-Plan to another position which is also eligible to participate in the Plan or Sub-Plan, he may at the discretion of the Committees of the relevant Business Units participate in both plans and be granted Awards under the plans for numbers of Shares which are pro rated according to that proportion of the relevant Performance Periods during which he was employed in the eligible positions.

6.3 If an employee is hired, promoted or transferred into a position in which he becomes eligible to participate in the Plan or Sub-Plan and this occurs during the first seven months of a Performance Period he may participate in the plan and be eligible for an Award of Shares which is pro rated according to the length of his anticipated service during the Performance Period and if this occurs during the last five months of a Performance Period he may participate and be granted an Award on a like basis but only if the Committee so decides.

GRANT OF AWARDS

7.1 Save as otherwise permitted in these rules an Award shall be made to a Participant who has remained an employee of the Group throughout the relevant Performance Period within the period of:

     (a) six weeks commencing on the day immediately following the day on which the Company or, in the case of a Sub-Plan, the Business Unit announces its results for the last preceding financial year, half year or other period immediately following the Performance Period for which an Award is due to the Participant; or,

     (b) any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards,

     provided that the granting of Awards shall comply with the London Stock Exchange's Model Code for Securities Transactions by Directors of Listed Companies, any equivalent regulations or rules imposed under Swiss law or by the Swiss Exchange, which are applicable to the Company and which govern dealings in Shares.

7.2 On the grant of an Award the Participant shall as soon as reasonably practicable be transferred such proportion of Restricted Shares and Unrestricted Shares as shall have been determined by the Committee at the beginning of the Performance Period.

7.3 The Committee shall have the discretion to determine that Awards may be deferred and or satisfied in the form of a cash payment or a pension contribution or in some other manner as is considered appropriate to take account of local tax, legal, exchange control or other regulatory matters.

7.4 The Committee shall make such arrangements, as it considers necessary to ensure that the Restricted Shares remain restricted from dealings for the period ending on the third anniversary of the Award Date.

7.5 Any liability of a Participant to taxation and/or social security contributions in respect of an Award shall be for the account of the relevant Participant. In a case where any member of the Group is required to withhold or account for any tax and/or social security contributions for which the Participant is liable by virtue of the receipt of Shares under an Award, any transfer of Shares to the Participant shall be conditional on the Participant entering into arrangements acceptable to the Committee to secure that such payment is made (whether by authorizing the sale of some of the Unrestricted Shares or the payment to the relevant Group member) of an amount required to discharge the tax or social security liability.

CHANGE OF CONTROL AND LIQUIDATION

8. Appendix 1 shall apply in the event of a change of control and liquidation or other similar event affecting Allied Zurich or Zurich Allied.

ADJUSTMENT OF AWARD

9. Appendix 2 shall apply in the event of any variation of the share capital of Zurich Allied or Allied Zurich.

OVERALL LIMITS

10. Appendix 3 shall apply to limit the number of new Shares that may be issued for the purposes of the Plan

ADMINISTRATION

11.1 The decision of the Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue participation in the Plan and the grant of further Awards.

11.2 Benefits under the Plan shall not be considered pensionable income nor be taken into account in determining any benefits.

     The rights and obligations of any individual under the terms of his office or employment shall not be affected by his participation in the Plan, and each Participant shall by his participation waive all and any rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. Participation in this Plan shall not impose or be deemed to impose any obligations on the Company or any member of the Group to continue to employ him.

11.3 All Share certificates and other documents of title relating to the Shares including communications relating to the Plan shall be sent at the Participant's risk.

11.4 Any member of the Group or relevant Business Unit which employs Participants who participate in the Plan shall provide such monies as the Central Share Vehicle determines to provide Shares to satisfy all Awards granted to such Executives.

AMENDMENT

12. The Board may amend any of the provisions of the Plan in any way it thinks fit PROVIDED THAT:

     (a) no amendment to the advantage of Executives or Participants may be made without the prior approval of an ordinary resolution of Allied Zurich in general meeting except in the case of minor amendments to benefit the administration of the Plan, to take account of a change in legislation or developments in the law affecting the Plan or to obtain or maintain favorable tax, exchange control or regulatory treatment for Executives or Participants or any member of the Group; and

     (b) no amendment shall have effect until any approvals which are necessary in accordance with clause 10 of the Governing Agreement have been obtained.

      AND FURTHER PROVIDED THAT the Board shall be entitled to alter the performance targets applying to Awards from one Performance Period to another.

GENERAL

13.1 The Board reserves the right to terminate this Plan at any time.

13.2 No Performance Period may commence after August 31, 2008.

13.4 These rules shall be governed by and construed in accordance with the laws of Switzerland.

                               APPENDIX 1

                                (Rule 8)

CHANGE OF CONTROL AND LIQUIDATION

Award

Awards granted following any of the events mentioned in this Appendix 1 shall be determined for each Performance Period where the Awards have not been awarded to the Participants at such a date on the following basis:

     (a) using actual performance for completed Financial Years, assuming the performance is known at the date the Award is made and

     (b) using target performance for those Financial Years where the performance is not known at the date the Award is made.

The Awards will be pro rated according to the time completed during the performance period and delivered in the form of Unrestricted Shares.

For each Performance Period where the Shares are already awarded, the sales restriction shall be removed (subject to such removal being permissible under any applicable law).

Offers for Allied Zurich and Zurich Allied

1. If during a Performance Period, or before an Award is made, any person (either alone or together with any person acting in concert with him) obtains Control of a Qualifying Company as a result of making;

     (a)  Joint Offers; or

     (b) a general offer to acquire the whole of the issued share capital of one of the Qualifying Companies (other than those shares which are already owned by him and/or any person acting in concert with him)

     Awards shall be granted in respect of Shares in the relevant Qualifying Company (subject to such grant being permissible under any applicable law) as soon as reasonably practicable thereafter and in any event not later than 3 months from the date such Control is obtained.

Compulsory Acquisition

2. If during a Performance Period, or before an Award is made, whether in connection with Joint Offers or a general offer within paragraph 1 any person becomes bound or entitled to acquire Allied Zurich Shares under sections 428 to 430F of the Companies Act 1985, (or there occurs in relation to Zurich Allied an event entitling an offer or to acquire compulsorily Zurich Allied Shares held by minority shareholders pursuant to Art. 33 of the Swiss Stock Exchange Act). Awards in respect of Shares in the relevant Qualifying Company to which such acquisition provisions relate shall be granted (subject to such grant being permissible under any applicable law) as soon as reasonably practicable after, and not later than the period of 30 days from, the date on which such person becomes so bound or entitled.

Scheme of Arrangement

3. If during a Performance Period, or before an Award is made, a court shall direct that a meeting of the holders of Allied Zurich Shares be convened pursuant to section 425 of the Companies Act 1985 for the purposes of considering a scheme of arrangement involving the reconstruction of Allied Zurich or its amalgamation with any other company or companies Awards in respect of Allied Zurich Shares shall be granted (subject to such grant being permissible under any applicable law), conditionally on the scheme of arrangement being approved or sanctioned by the court (the relevant condition), between the date of the court's direction and twelve noon on the day immediately preceding the date for which the shareholders' meeting is convened. If the relevant condition is not satisfied, the Award shall not be granted and participation in the relevant Performance Period shall continue.

      PROVIDED THAT Awards shall not unless the Committee (in the meaning of the definition (a)) so decides be granted under this rule if the purpose and effect of the scheme of arrangement is to create a new holding company for Allied Zurich, such company having substantially the same shareholders and proportionate shareholdings as those of Allied Zurich immediately prior to the scheme of arrangement.

Winding up

4. If during a Performance Period, or before an Award is made, notice is duly given of a resolution for the voluntary winding up of a Qualifying Company, Awards may be granted in respect of Shares in the relevant Qualifying Company (subject to such grant being permissible under any applicable law) within the period of two months from the date of the resolution.

                                  APPENDIX 2

                                   (Rule 9)

ADJUSTMENT OF AWARD

In the event of any of the following:

     (a) the issue of any shares of whatever class or any other securities of Allied Zurich or Zurich Allied (as the case may be) to the Central Share Vehicle by way of capitalization of reserves or profits (but not by way of rights);

     (b) the sub-division or consolidation of the ordinary share capital of Allied Zurich or Zurich Allied (as the case may be); or

     (c) a demerger, dividend in specie, super dividend or other transaction affecting the Group which in the Committee's (in the meaning of definition (a)) opinion may affect the current or future value of Awards, the number of Shares over which an Award may be granted to a Participant shall be adjusted to such extent and in such manner as the Committee (in the meaning of definition (a)) thinks fit.

2. Any adjustments to the number of Shares made pursuant to this Appendix 2 shall be notified to the relevant Participants.

                                APPENDIX 3

                                (Rule 10)

OVERALL LIMITS

1. To the extent that Awards shall or may be satisfied out of a new issue of Shares subscribed by the Central Share Vehicle for the purpose of satisfying Awards under the Plan, no such Shares shall be so issued and no Award shall be granted if the result of that issue would be that:

     (a) the aggregate number of Shares that could be issued in relation to that Award and any other Awards granted at the same time, when added to the number of Shares that:

          (i) have been, or could be, issued to the Central Share Vehicle for the purpose of satisfying subsisting Awards granted during the preceding ten years under the Plan;

          (ii) have been, or could be, issued to the Central Share Vehicle for the purpose of the exercise of any share option granted during the preceding ten years under any employee share option scheme adopted by the Company; and

          (iii) have been issued during the preceding ten years under any profit sharing or other employee share incentive scheme (not being a share option scheme) adopted by the Company,

     would exceed 10 percent of the ordinary share capital of each of Allied Zurich and Zurich Allied for the time being in issue; or

     (b) the aggregate number of Shares that could be issued in relation to that Award and any other Awards granted at the same time, when added to the number of Shares that:

          (i) have been, or could be, issued to the Central Share Vehicle for the purpose of satisfying subsisting Awards granted during the preceding ten years under the Plan;

          (ii) have been, or could be, issued on the exercise of any share option granted during the preceding ten years under any Executive Scheme,

     would exceed 5 percent of the ordinary share capital of each of Allied Zurich and Zurich Allied for the time being in issue; or

     (c) the aggregate number of Shares that could be issued in relation to that Award and any other Awards granted at the same time, when added to the number of Shares that:

          (i) have been, or could be, issued to the Central Share Vehicle for the purpose of satisfying subsisting Awards granted during the preceding five years under the Plan;

          (ii) have been or could be issued to the Central Share Vehicle for the purpose of satisfying the exercise of any share option granted during the preceding five years under or any employee share option scheme adopted by the Company, and

          (iii) have been issued during the preceding five years to the Central Share Vehicle for the purpose of any profit sharing or other employee share incentive scheme (not being a share option scheme) adopted by the Company, would exceed 5 percent of the ordinary share capital of each of Allied Zurich and Zurich Allied for the time being in issue.

2. The limits set out in this Appendix 3 are subject to any limits contained in the Articles of Incorporation of Zurich Allied from time to time on the issuance of new Zurich Allied Shares to employees of Zurich Allied and its group companies.

3. Whenever the Central Share Vehicle subscribes for Allied Zurich Shares it shall subscribe for shares in Zurich Allied in the proportion of 57 (Zurich Allied) : 43 (Allied Zurich).

4. Reference in this Appendix 3 to the issue of Shares shall, for the avoidance of doubt, mean the issue and allotment of Shares, and not the transfer of Shares (other then where the Central Share Vehicle transfers to a Participant Shares which have previously been issued allotted to the Central Share Vehicle). In calculating the number of Shares that may be issued in relation to an Award, it shall be assumed that the maximum performance level is achieved and Awards are granted over the maximum number of Shares.

DEFINITIONS

1. In the rules of the Plan, unless the context otherwise requires, the following expressions shall have the following meanings respectively:

     Allied Zurich means Allied Zurich p.l.c.

     Allied Zurich Share means an ordinary share in the capital of Allied Zurich or any other share representing that share;

     Award means a right granted under the Plan to receive Shares;

     Award Date means the date on which Shares under an Award are transferred;

     Board means the Board of directors of the Company or a duly authorized committee thereof;

     Business Unit means a business unit of the Group;

     Central Share Vehicle means the entity which will acquire (by subscription or purchase) and hold both Allied Zurich Shares and shares in Zurich Allied for the purpose of employees' share schemes and which may without limitation take the form of a trust, a Stiftung or an administrative unit of or an account in the name of the Company or any Subsidiary;

     Committee means:

          (a) in relation to this Plan, the Group Chief Executive Officer or, in the case of the participation and grant of Awards to the Group Chief Executive Officer and any member of the Company's Group Management Board, the Remuneration Committee of the Company; and

          (b) in relation to a Sub-Plan, the Chief Executive Officer of the relevant Business Unit acting with the approval of the responsible member of the Group Management Board;

     Company means Zurich Financial Services, a company incorporated in Zurich, Switzerland;

     Control means in relation to a body corporate, the power of a person to secure:

          (a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

          (b) by virtue of any powers conferred by the articles of association or other document regulating that or any other body corporate,

     that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person;

     Participant means a person selected from time to time for participation in the Plan or Sub-Plan by the Committee;

     Executive means an employee or executive director of any company within the Group who in the case of an executive director is required to work for substantially the whole of his time for the Group;

     Executive Scheme means any employees' share scheme (other than the Plan) adopted by the Company under which the individuals selected for participation at the discretion of the body administering that scheme are senior executive employees;

     Financial Year means an accounting reference period;

     Governing Agreement means the Governing Agreement between Allied Zurich and Zurich Allied relating to the merger of the financial services business of Zurich Insurance Company and B.A.T Industries p.l.c.;

     Group means the Company and the Subsidiaries from time to time and member of the Group shall be construed accordingly;

     Market Value means on any day:

          (a) in respect of an Allied Zurich Share, the middle market quotation of an Allied Zurich Share on the London Stock Exchange as derived from the Daily Official List for that day; and

          (b) in respect of any Zurich Allied Share, the market price of a Zurich Allied Share on the Swiss Exchange for that day;

     Participant means a person who has been selected for participation in the Plan or a Sub-Plan (or where the context permits, the legal personal representatives or designated beneficiary of a deceased participant);

     Performance Period means a period of three consecutive Financial Years prior to an Award Date unless the Committee determines a longer period;

     the Plan means the Zurich Financial Services Group Long Term Performance Share Plan for Selected Executives as constituted by these Rules and amended from time to time;

     Restricted Shares means Shares the sale of which is prohibited for such period as the Committee determines;

     Share means an Allied Zurich Share or a Zurich Allied Share or any other share representing such Share including a collection of such number or value of Allied Zurich Shares and Zurich Allied Shares as the Committee shall from time to time determine (Share Basket);

     Sub-Plan means a sub-plan established under rule 3;

     Swiss Exchange means the Swiss Exchange owned and operated by the Swiss Stock Exchange Association;

     Unrestricted Shares means Shares the sale of which is not prohibited;

     Zurich Allied means Allied Zurich AG;

     Zurich Allied Share means any share in the capital of Zurich Allied or any other share representing such share.

2. References to any statute or statutory instrument or to any part or parts thereof include any modification, amendment or re-enactment thereof for the time being in force.

3. Words of the masculine gender shall include the feminine and vice versa and words in the singular shall include the plural and vice versa unless in either case the context otherwise requires or is otherwise stated. Headings shall be ignored in construing the Plan.